SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934

Filed by Registrant  (X)
Filed by a party other than the Registrant (   )

Check the Appropriate Box:

( )    Preliminary Proxy Statement
( )    Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
(X)    Definitive Proxy Statement
( )    Definitive Additional Materials
( )    Soliciting Material under 240.14a-12

                             HEARTLAND EXPRESS, INC.
                (Name of Registrant as Specified in its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the Appropriate Box):

(X)  No fee required
( )  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2),
     or Item 22(a)(2) of Schedule 14A
( )  Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11

     (1)  Title of each class of securities to which  transaction  applies:  N/A
     (2)  Aggregate number of securities to which transaction applies: N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
     (4)  Proposed maximum aggregate value of transaction: N/A
     (5)  Total fee paid: N/A

( )  Fee paid previously with preliminary materials: N/A

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount  previously  paid:  N/A
     (2)  Form, Schedule or Registration Statement No.: N/A
     (3)  Filing Party: N/A
     (4)  Date Filed: N/A

                             HEARTLAND EXPRESS, INC.
                              2777 Heartland Drive
                             Coralville, Iowa 52241


                           NOTICE AND PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 6, 2004



Dear Fellow Stockholders:

     The 2004 Annual Meeting of Stockholders (the "Annual Meeting") of Heartland Express, Inc., a Nevada corporation (the "Company"), will be held at The Holiday Inn & Conference Center, 1220 First Avenue, Coralville, Iowa, at 8:00 a.m. local time, on Thursday, May 6, 2004, for the following purposes:

1. To consider and act upon a proposal to elect five (5) directors of the Company;
2. To consider and act upon such other matters as may properly come before the meeting and any adjournment thereof.

3. The foregoing matters are more fully described in the accompanying Proxy Statement.

     The Board of Directors has fixed the close of business on March 10, 2004, as the record date for the determination of Stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of common stock may be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. Returning your proxy now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so. The prompt return of your proxy may save the Company additional expenses of solicitation.

     All Stockholders are cordially invited to attend the Annual Meeting.

                                             By Order of the Board of Directors,


                                             Russell A. Gerdin
                                             Chairman of the Board

Coralville, Iowa 52241
April 2, 2004

                             HEARTLAND EXPRESS, INC.
                              2777 Heartland Drive
                             Coralville, Iowa 52241

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 6, 2004

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Heartland Express, Inc., a Nevada corporation (the "Company"), to be used at the 2004 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at The Holiday Inn and Conference Center, 1220 First Avenue, Coralville, Iowa 52241, on Thursday, May 6, 2004, at 8:00 a.m. local time, and any adjournment thereof. All costs of the solicitation will be borne by the Company. The approximate date of mailing this proxy statement and the enclosed form of proxy is April 2, 2004.

     The enclosed copy of the Company's annual report for the fiscal year ended December 31, 2003, is not incorporated into this Proxy Statement and is not to be deemed a part of the proxy solicitation material.

                               PROXIES AND VOTING

     Only stockholders of record at the close of business on March 10, 2004 ("Stockholders") are entitled to vote, either in person or by valid proxy, at the Annual Meeting. On the record date of March 10, 2004, the Company had 50,000,000 shares of $0.01 par value common stock issued and outstanding. Each share is entitled to one vote. The Company has no other class of stock outstanding. Stockholders are not entitled to cumulative voting in the election of directors.

     All proxies that are properly executed and received by the Company prior to the Annual Meeting will be voted in accordance with the choices indicated unless timely revoked. Any Stockholder may be represented and may vote at the Annual Meeting by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting shall have and may exercise, or, if only one shall be present, then that one shall have and may exercise, all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Any Stockholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by filing with the Secretary of the Company a revocation of the proxy, by delivering to the Company a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

     Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the Stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. If no direction is specified by the stockholder, the proxy will be voted "For" the proposal as specified in this notice, and at the discretion of the proxy holder, upon such other matters as may properly come before the meeting or any adjournment thereof. Proxies marked "Abstain" and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

     At the Annual Meeting, the Stockholders will elect five (5) directors to serve as the Board of Directors until the 2005 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The Company currently has five directors: Russell A. Gerdin, Richard O. Jacobson, Dr. Benjamin J. Allen, Michael J. Gerdin, and Lawrence D. Crouse. In the absence of contrary instructions, each proxy will be voted for the election of the existing directors.

Information  Concerning Directors and Executive Officers

     Information concerning the names, ages, positions with the Company, tenure as a director, and business experience of the Company's current directors and other executive officers is set forth below. All references to experience with the Company include positions with the Company's operating subsidiary, Heartland Express, Inc. of Iowa, an Iowa corporation. The Board of Directors elects all executive officers annually.

--------------------------------------------------------------------------------
                                                                        DIRECTOR
      NAME                   AGE                POSITION                 SINCE
--------------------------------------------------------------------------------
Russell A. Gerdin             62     Chairman of the Board,
                                     President, Secretary                1978
--------------------------------------------------------------------------------
John P. Cosaert               56     Executive Vice President
                                     of Finance, Treasurer                N/A
--------------------------------------------------------------------------------
Richard L. Meehan             58     Executive Vice President
                                     of Marketing and Operations          N/A
--------------------------------------------------------------------------------
Michael J. Gerdin             34     Vice President of Regional
                                     Operations, Director                1996
--------------------------------------------------------------------------------
Richard O. Jacobson (1)       67     Director                            1994
--------------------------------------------------------------------------------
Dr. Benjamin J. Allen (1)     57     Director                            1995
--------------------------------------------------------------------------------
Lawrence D. Crouse (1)        63     Director                            1999(2)
--------------------------------------------------------------------------------
1    Member of Audit Committee, Compensation Committee and Nominating Committee.
2    Mr. Crouse previously served on the Board of Directors from 1986 to 1991.

     Russell A. Gerdin has served as the Company's President since 1978 and as Chairman of the Board since 1986. Russell A. Gerdin is the father of Michael J. Gerdin.

     John P. Cosaert has served as the Company's Executive Vice President of Finance since April 1996. From 1986 to April 1996 he served as Vice President of Finance and Treasurer of the Company.

     Richard L. Meehan has served as the Company's Executive Vice President of Marketing and Operations since April 1996. From 1986 to April 1996 he served as Vice President of Marketing of the Company.

     Michael J. Gerdin has served as a director since 1996. Mr. Gerdin has served as the Company's Vice President of Regional Operations since May 2001. He served as President of A & M Express, Inc., a subsidiary of the Company, from September 1998 through December 2000. From July 1997 to September 1998, Mr. Gerdin coordinated the operations departments of Heartland Express and A & M Express. From 1992 until July 1997, Mr. Gerdin held a variety of positions within the Company, including positions in the operations, sales, safety, and driver recruiting departments. Michael J. Gerdin is the son of Russell A. Gerdin.

     Richard O. Jacobson has served as a director since 1994. Mr. Jacobson has served as Chairman since October 1998, and served as President and Chief Executive Officer from 1968 to October 1998, of Jacobson Warehouse Company, Inc. and Jacobson Transportation Company, Inc., Des Moines, Iowa. Mr. Jacobson also serves as a director for Atrion Corporation and FelCor Lodging Trust, Inc.

     Dr. Benjamin J. Allen has served as a director since 1995. Dr. Allen is the Vice President for Academic Affairs and Provost at Iowa State University in Ames, Iowa. He is a Distinguished Professor in Business at Iowa State University where he served as Dean of the College of Business from 1994 to 2001. Dr. Allen also served as Interim Vice President for External Affairs in 2001 and 2002. Dr. Allen was a Brookings Economics Fellow in the Office of Transportation Regulatory Policy of the United States Department of Transportation. Dr. Allen served as Chair of the Committee for the Study of Freight Capacity for the Next Century for the National Academy of Sciences.

     Lawrence D. Crouse has served as a director from 1986 to 1991 and from 1999 to present. Mr. Crouse is a business consultant and President of Oak Creek Ranch, LLC, a real estate holding company with operations in several states. Mr. Crouse served as Chairman and CEO of Crouse Cartage Company, a regional, less-than-truckload carrier based in Carroll, Iowa, from 1987 to December 1996 and as its Vice Chairman from January 1997 to May 1998. Crouse Cartage was a subsidiary of Transfinancial Holdings, Inc., a publicly traded company. Mr. Crouse served as Vice President and a director of Transfinancial Holdings, Inc. from 1991 until May 1998. He is the trustee of trusts for the benefit of Russell Gerdin's children.

Meetings  and  Director  Compensation

     The Board of Directors held four regularly scheduled meetings during the last fiscal year. Each director was present at all meetings of the Board of Directors and all meetings of the committees on which he served. The Company has no formal policy regarding attendance by its directors at annual stockholders meetings. All directors have historically attended those meetings, and all five directors were present at the 2003 Annual Meeting of Stockholders.

     Directors who are not employees of the Company are paid $1,000 for attendance at each Board of Directors or committee meeting attended (if the committee meeting is held on a day other than the day of a Board meeting), and are reimbursed for expenses incurred in attending such meetings.

Independent Directors

     Of the five members currently serving on the Board of Directors, the Board has determined that Lawrence D. Crouse, Richard O. Jacobsen, and Dr. Benjamin J. Allen are "independent directors" as defined in the NASDAQ rules and also meet the additional independence standards and other requirements for audit committee membership.

Committees of the Board and Other Corporate Governance Matters

     The Board of Directors has a standing Audit Committee. In addition to the Audit Committee, the Board established standing Compensation and Nominating Committees at its February 20, 2004 meeting.

     Audit Committee and Audit Committee Report. The Audit Committee presently consists of Lawrence D. Crouse (Chairman), Dr. Benjamin J. Allen and Richard O. Jacobson. The Board has determined that Lawrence D. Crouse qualifies as an "audit committee financial expert," as defined by the Securities and Exchange Commission. The Audit Committee's primary duties include maintaining communication between the Board of Directors, the independent auditors and the Company's executive officers and accounting personnel with respect to the Company's financial affairs in general, including financial statements and audits, the adequacy and effectiveness of the internal accounting controls and systems and the retention and termination of the independent auditors The Audit Committee also reviews quarterly financial and operating results of the Company, through meetings and conference calls, with the management, independent auditors and securities counsel of the Company. The Board has adopted a charter for the Audit Committee, which sets forth the purpose and responsibilities of the Audit Committee in greater detail. The Audit Committee charter was revised in February 2004. A copy of the revised charter is attached to this proxy statement as Appendix A. The Audit Committee met two times in person and two times via conference call during the past year.

     The following Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent the Company incorporates such report by specific reference.

                     Audit Committee Report for Fiscal 2003

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit committee's actions are governed by a written charter, which has been adopted by the Board of Directors. All of the members of the Audit Committee are independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealer's listing standards, and also meet the additional independence and other requirements for audit committee membership under Rule 4350(d)(2) of those standards. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independent Standards Board and considered the compatibility of non-audit services with the auditors' independence.

     The Audit Committee discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AV Section 380), as well as the overall scope and plans for their audit. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held two meetings and two conference calls during the fiscal year 2003.

     In reliance on the reviews and discussions referred to above, and after receiving and reviewing the written disclosures and the letter from the independent accountants as required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.


                                          By the Members of the Audit Committee:

                                          Lawrence D. Crouse (Chairman)
                                          Dr. Benjamin J. Allen
                                          Richard O. Jacobson

     Compensation Committee. The Compensation Committee presently consists of Lawrence D. Crouse, Dr. Benjamin J. Allen and Richard O. Jacobson. The primary responsibilities of the Compensation Committee will be to review the compensation policies of the Company and approve salary recommendations to the Board of Directors for all elected officers. The Board has adopted a charter for the Compensation Committee, which sets forth the purpose and responsibilities of the Compensation Committee in greater detail. A copy of the charter is available on the Company's website at www.heartlandexpress.com.

     Nominating Committee. The Nominating Committee presently consists of Lawrence D. Crouse, Dr. Benjamin J. Allen and Richard O. Jacobson. The primary responsibilities of the Nominating Committee will be to identify and approve individuals qualified to serve as members of our Board. The Nominating Committee will consider recommendations from many sources, including stockholders, regarding possible director candidates. Such recommendations, together with appropriate biographical information, should be submitted to the Secretary of the Company for consideration by the Nominating Committee by December 31 of the year preceding the annual meeting of stockholders at which the proposed director candidate would be elected. Guidelines regarding the qualifications of candidates for directors, including stockholder proposed candidates, insofar as they apply to non-employees, generally favor individuals who have managed relatively large, complex business, educational, or other organizations or who, in a professional or business capacity, are accustomed to dealing with complex business or financial problems. In addition to these guidelines, the Committee will also evaluate whether the candidate's skills are complementary to the existing Board members' skills, and the Board's needs for operational, management, financial and other expertise. With regard to specific qualities and skills, the Nominating Committee believes it necessary that: (i) at least a majority of the members of the Board of Directors qualify as independent under NASDAQ Rules; (ii) at least three members of the Board of Directors satisfy the additional independence and other requirements for audit committee membership; and (iii) at least one member of the Board of Directors eligible to serve on the Audit Committee has sufficient knowledge, experience, and training concerning accounting and financial matters so as to qualify as an "audit committee financial expert" within the meaning of applicable SEC rules. The Board has adopted a charter for the Nominating Committee, which sets forth the purpose and responsibilities of the Nominating Committee in greater detail. A copy of the charter is available on the Company's website at www.heartlandexpress.com.

     Stockholder Communications. Shareholders may send communications to any Director in writing by sending them to the Director in care of the Secretary of Heartland Express at 2777 Heartland Drive, Coralville, Iowa 52241. The Secretary will forward all such written communications to the Director to whom it is addressed.

     Code of Ethics. The Board of Directors has adopted a Code of Business Conduct and Ethics for all employees and directors of the Company, and a Code of Ethics for Senior Financial Officers, as recommended by the Audit Committee. Copies of the codes are available on the Company's website at www.heartlandexpress.com.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTOR PRESENTED IN PROPOSAL 1.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation paid by the Company to its chief executive officer and the two other named executive officers of the Company (the "Named Officers"), for services in all capacities for the fiscal years ended December 31, 2003, 2002, and 2001.

                           Summary Compensation Table
--------------------------------------------------------------------------------
                                               Long-Term Compensation
                                              ----------------------------------
                      Annual Compensation      Awards      Payouts
                      ----------------------------------------------------------
                                        Other  Restric-               All
                                       Annual   ted          LTIP   Other
                                       Compen- Stock Options/Pay-  Compen-
 Name and Principal        Salary Bonus sation Award(s)SARs  outs  sation
   Position           Year   ($)   ($)  ($)   ($)(1)  (#)   ($)    ($)     (2)
--------------------------------------------------------------------------------
Russell A. Gerdin     2003 300,000  -    -      -       -     -     -       -
Chairman and          2002 300,000  -    -      -       -     -     -       -
President(Chief       2001 300,000  -    -      -       -     -     -       -
Executive Officer)

John P. Cosaert,      2003 154,520  -    -      -       -     -     -       -
Executive Vice        2002 150,000  -    -   439,800    -     -     -     50,000
President of Finance, 2001 147,248  -    -      -       -     -     -       -
Treasurer, and Chief
Financial Officer

Richard L. Meehan     2003 154,520  -    -      -       -     -      -       -
Executive Vice        2002 150,000  -    -   439,800    -     -      -    50,000
President of          2001 147,248  -    -      -       -     -      -       -
Marketing and
Operations
--------------------------------------------------------------------------------
1 Aggregate restricted stock holdings at December 31, 2002 and their value at March 7, 2002, the date of the award, are 20,000 shares valued at $439,800 for both Mr. Cosaert and Mr. Meehan. The shares for both named executive officers vest as follows: 8,000 shares in 2004 and 4,000 shares per year in 2005 through 2007.
2 All other compensation reflects the Company's contribution to the non-qualified deferred compensation plan for key management employees.

Non-Qualified Deferred Compensation Plan

     In 1993, the Company's operating subsidiary, Heartland Express, Inc. of Iowa, adopted a non-qualified deferred compensation plan for key management employees designated by the board of directors of the subsidiary for a given year. The chief executive officer does not participate in the deferred compensation plan. The total contingent benefit available for all participants is determined annually by the Company's President pursuant to a formula that is based upon the Company's net profits and operating ratio for the previous year. The benefits vest in increments up to age 65, payment is deferred until cessation of employment, and all contributions are subject to certain vesting and forfeiture provisions. Contributions are made pursuant to the deferred compensation plan only if the Company's operating ratio for the previous year was below a pre-determined target established by the President. The President determines the portion of the annual total deferred compensation pool to allocate to individual executive officers based upon a subjective evaluation of the job performance of each individual executive officer.

Tuition Award Program

     The Company maintains a tuition award program for the children of certain employees, including executive officers. Contributions to the program are based upon the Company's performance. During 2003, the Company contributed $340,000 to the program, based upon 2002 performance. The amounts paid for children of the Company's Named Officers were none in 2003 and 2002 and $10,954 in 2001.

Restricted Stock Awards

     On March 7, 2002, Russell Gerdin transferred 90,750 shares of his Common Stock to key employees, including 40,000 shares to the named executive officers. Shares distributed under the award generally vest over a five year period or upon death or disability of a recipient. Unvested shares cannot be sold, assigned, or transferred and are to be forfeited to Mr. Gerdin in the event of a recipient's termination of employment.

Compensation Committee Interlocks and Insider Participation

     The 2003 Board of Directors consisted of Russell A. Gerdin, Richard O. Jacobson, Michael J. Gerdin, Dr. Benjamin J. Allen, and Lawrence D. Crouse, all of whom participated in deliberations concerning executive officer compensation during 2003. No other individuals participated in such deliberations. During 2003, Russell A. Gerdin served as the President and Secretary and Michael J.
Gerdin served as Vice President of Regional Operations of the Company. Historically, the Board of Directors has established the compensation of Russell
A. Gerdin and reviewed compensation set by Russell A. Gerdin for other executive officers.

     During fiscal year 2003, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving as a member of our Board of Directors.

     In February 2004, the Board established a Compensation Committee comprised of the three independent Board Members. Beginning in fiscal 2004, determinations with respect to the compensation of the Company's executive officers will be made subject to review and approval of the Compensation Committee.

     See "Certain Relationships and Related Transactions" on page 12 below for a description of certain transactions between the Company and members of the Board of Directors and their affiliates.

Report of the Board of Directors on Executive Compensation

     The Board of Directors Report on Executive Compensation, and the performance graph appearing later in this Proxy Statement, shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any filing incorporating this proxy statement by reference, except to the extent that Company incorporates this report and graph by specific reference.

     The members of the Board of Directors prepared the following report on executive compensation:

     The Board of Directors reviewed the compensation of the Company's executive officers for fiscal 2003. In conducting this review, the Board evaluated the compensation of Mr. Gerdin, the Company's chief executive officer, differently than that of the other executive officers. A summary of the considerations for each is set forth below.

     Chief Executive Officer. Mr. Gerdin receives a base salary only, with no bonus or long-term incentives. The Board of Directors recognizes Mr. Gerdin's substantial responsibility and contribution to the Company's operating performance, operating margin, revenue and net income growth rates, and attainment of Company goals, as well as his large stockholdings. At Mr. Gerdin's request, his salary has remained the same since 1986, and he has never been paid a bonus. The Board believes that Mr. Gerdin's salary is reasonable compared to similarly situated executives, and that as a holder of approximately 40% of the Company's outstanding stock, Mr. Gerdin receives an incentive through appreciation in the value of the Company's stock. Because of Mr. Gerdin's request, the Board of Directors has not considered or approved an increase in annual compensation or any incentive compensation for Mr. Gerdin. Thus, corporate performance directly affects Mr. Gerdin, but not through his compensation by the Company.

     Other Executive Officers. The Company's other executive officers are compensated through a mix of salary, restricted stock awards, and incentive compensation. In establishing compensation, the Company's Chief Executive Officer, subject to the review of the Board of Directors, annually considers (i) the Company's operating performance, stock performance, operating margin, and revenue and net income growth rates, (ii) team-building skills, individual performance, past performance and potential with the Company, (iii) local compensation levels and cost of living, and (iv) compensation information disclosed by similar publicly-held truckload motor carriers. Salary and bonus levels are largely subjective, with individual performance being the most important factor. Compensation levels at other publicly-traded truckload motor carriers are used as a general guide, and the Board believes that the compensation of its executive officers as a group, historically and during the last fiscal year, has been comparable to that of other carriers.

     The restricted stock award plan was adopted for key management employees to provide long-term incentive through equity ownership. Mr. Gerdin transferred shares of his Common Stock to the plan to provide executive officers and other key employees with incentive to maximize long-term stockholder value. The awards vest over a five year period contingent upon continued employment.

     The Board believes that providing an incentive for its executive officers to maximize profitability is important, and that this objective is advanced by the non-qualified deferred compensation plan for key management employees maintained by the Company's operating subsidiary. The Company's President determines the portion of the annual total deferred compensation pool to allocate to individual executive officers based upon a subjective evaluation of the job performance of each individual executive officer.

                                                   Board of Directors
                                          Russell A. Gerdin    Benjamin J. Allen
                                          Richard O. Jacobson  Michael J. Gerdin
                                          Lawrence D. Crouse

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth, as of February 27, 2004, the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by the Company to beneficially own more than 5% of such stock, by each director and Named Officer of the Company, and by all directors and executive officers of the Company as a group.

--------------------------------------------------------------------------------
           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
--------------------------------------------------------------------------------
                                                         Amount
                                                      & Nature of       Percent
                       Name and Address                Beneficial         of
Title of Class        of Beneficial Owner              Ownership         Class
--------------------------------------------------------------------------------
                  Russell A. Gerdin, President,
                  Secretary, and Director
                  2777 Heartland Drive,
Common Stock      Coralville, IA 52241                19,468,433 (1)     38.9%
--------------------------------------------------------------------------------
                  Richard O. Jacobson
                  Director
                  P.O. Box 224,
Common Stock      Des Moines, IA 50301                   142,707 (2)        *
--------------------------------------------------------------------------------
                  Benjamin J. Allen
                  Director
                  2720 Thompson Drive,
Common Stock      Ames, IA 50010                             394            *
--------------------------------------------------------------------------------
                  Michael J. Gerdin
                  Director
                  2777 Heartland Drive,
Common Stock      Coralville, IA 52241                       - -            *
--------------------------------------------------------------------------------
                  Lawrence D. Crouse
                  Director
                  P.O. Box 480,
Common Stock      Burke, SD 57523                        765,204 (3)       1.5%
--------------------------------------------------------------------------------
                  John P. Cosaert
                  Executive Vice President
                  2777 Heartland Drive,
Common Stock      Coralville, IA 52241                    48,719            *
--------------------------------------------------------------------------------
                  Richard L. Meehan
                  Executive Vice President
                  2777 Heartland Drive,
Common Stock      Coralville, IA 52241                    56,647 (4)        *
--------------------------------------------------------------------------------
                  FMR Corp.
                  82 Devonshire Street,
Common Stock      Boston, MA 02109                     2,501,384 (5)      5.0%
--------------------------------------------------------------------------------
                  All directors and executive
                  officers as a group
Common Stock      (7 individuals)                     19,731,683         39.5%
--------------------------------------------------------------------------------

*    Less than one percent (1%)
1 Mr. Gerdin owns 18,718,012 shares directly. An additional 750,421 shares are held of record by a voting trust, the voting trust certificates of which are owned by Gerdin Family Investments, L.P. Mr. Gerdin is the general partner of the limited partnership and has dispositive power over the voting trust certificates and stock. Mr. Gerdin is not the voting trustee and does not have the power to vote the shares in the voting trust.
2 All shares are owned by the Richard O. Jacobson Foundation, a private foundation established by Mr. Jacobson. Mr. Jacobson has voting and dispositive power over the shares, but neither he nor any of his family members may receive distribution from the foundations assets. Accordingly, beneficial ownership is disclaimed.
3 Mr. Crouse owns 14,783 shares directly. The other 750,421 shares are held by Gerdin Family Investments, L.P., and Mr. Crouse is the voting trustee.
4 All shares are owned directly except for 17,760 shares held by Mr. Meehan's wife. Mr. Meehan disclaims beneficial ownership of such shares.
5 Based on Schedule 13G as of December 31, 2003, as filed with the Securities and Exchange Commission by FMR Corp. FMR Corp. claims sole voting power with respect to no shares, sole dispositive power with respect to 2,501,384 shares, and no shared voting or dispositive power with respect to any of these shares.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, the Company believes that its officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during the Company's preceding fiscal year.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 2003, the Company leased two office buildings, totaling approximately 25,000 square feet, a storage building of approximately 3,500 square feet, and five acres of land from Russell A. Gerdin for $299,625 plus taxes, utilities, insurance and maintenance. The lease expires on May 31, 2005, but is renewable at the Company's option for an additional five year term with a cost of living adjustment.

     During the year ended December 31, 2003, the Company purchased 8.9 acres of land at its headquarters from Russell A. Gerdin for $1,350,000. The sale price was determined by an independent appraisal of the property, and the transaction was approved by the Board of Directors, including all of its independent members.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The principal independent public accounting firm utilized by the Company during fiscal 2003 was KPMG LLP, independent certified public accountants ("KPMG"). KPMG has been engaged by the Company in that capacity since April 2002. The Audit Committee has appointed KPMG as the Company's principal public accounting firm for fiscal 2004. A representative of KPMG is expected to be present at the Annual Meeting and to be available to respond to appropriate questions, and such representative will have an opportunity to make a statement at the Annual Meeting if he or she desires to do so.

Change of Independent Public Accountants in 2002

     On April 5, 2002, the Audit Committee of the Board of Directors approved the dismissal of our independent public accountants, Arthur Andersen LLP ("Arthur Andersen"). Arthur Andersen's reports on our financial statements for each of the fiscal years ended December 31, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2000 and 2001, and during the subsequent interim period through the date of dismissal, April 5, 2002, there were not (i) any disagreements between us and Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject mater of the disagreements in connection with its reports, or (ii) any reportable events, as defined under Item 304(a)(1)(v) of Regulation S-K, promulgated by the Securities and Exchange Commission.

     A copy of a letter addressed to the Securities and Exchange Commission from Arthur Andersen stating that it agrees with the above statements was included as
Exhibit 16 to our Form 10-K for the year ended December 31, 2002 filed with the Commission is incorporated by reference herein.

     Also on April 5, 2002, based upon approval of the Audit Committee, Heartland Express engaged KPMG to be our independent auditors. Heartland Express did not consult with KPMG at any time during the fiscal years ended December 31, 2000 and 2001, and through April 5, 2002, with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or concerning any disagreement or reportable event with Arthur Andersen LLP.

Principal Accounting Fees and Services

     The following table shows the fees for professional services provided by KPMG for the audit of our annual financial statements for each of the fiscal years ended December 31, 2002 and 2003, and the review of financial statements included in our quarterly reports on Form 10-Q during those periods, as well as fees billed by KPMG for other services rendered during those periods:

                                                 2003              2002

        Audit Fees (1)                        $ 77,500         $ 74,600
        Audit-Related Fees (2)                  20,400                -
        Tax Fees (3)                            18,700           18,700
        All Other Fees                               -                -
                                              --------         --------
        Total                                 $116,600         $ 93,300
                                              ========         ========

1 Audit Fees represent fees billed for professional services rendered by the principal independent public accountant for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q, or services that are normally provided by such accountant in connection with statutory or regulatory filings or engagements for those fiscal years.
2 Audit-Related Fees represent fees billed for assurance and related services by the principal independent public accountant that are reasonably related to the performance of the audit or review of financial statements. For fiscal 2002, we were not billed any Audit-Related Fees by KPMG. For fiscal 2003, Audit-Related Fees were comprised of fees for consultations on accounting issues.
3 Tax Fees represent fees billed for professional services rendered by the principal independent accountant for tax compliance, tax advice, and tax planning.

     The Company's Audit Committee approves all audit and non-audit services that KPMG is engaged to perform in advance of any such engagement. There are no other specific policies or procedures relating to the pre-approval of services performed by KPMG LLP. No audit-related, tax, or other non-audit services were approved by the Audit Committee pursuant to the de minimus exception to the pre-approval requirement under Rule 2-01, paragraph (c)(7)(i)(C), of Regulation S-X during the fiscal year ended December 31, 2003.


                             STOCK PERFORMANCE GRAPH

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                  PERFORMANCE GRAPH FOR HEARTLAND EXPRESS, INC.


     The following graph compares the cumulative total stockholder return of the Company's Common Stock with the cumulative total stockholder return of the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Trucking & Transportation Stocks commencing December 31, 1998, and ending December 31, 2003.

                                     [GRAPH]


--------------------------------------------------------------------------------
                            Legend
           CRSP Total
            Returns
Symbol     Index for:       12/1998  12/1999  12/2000  12/2001  12/2002  12/2003

____   Heartland Express      100.0     90.0    130.4    198.4    258.1    272.9

- - -  Nasdaq Stock Market
       (U.S. Companies)       100.0    185.4    111.8     88.8     61.4     91.8

-----  Nasdaq Trucking &
       Transportation
       Stocks                 100.0     95.3     86.6    102.4    104.3    149.4
       SIC 3700-3799, 4200-4299, 4400-4599, 4700-4799 U.S. and Foreign

Notes:
     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends
     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D.  The index level for a all series was set to 100.0 on 12/31/1998.
--------------------------------------------------------------------------------

     The stock performance graph assumes $100 was invested on January 1, 1999. There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance. The CRSP Index for Nasdaq Trucking & Transportation Stocks includes all publicly held truckload motor carriers traded on the Nasdaq Stock Market, as well as all Nasdaq companies within the Standard Industrial Code Classifications 3700-3799, 4200-4299, 4400-4599, and 4700-4799 US and Foreign. The Company will provide the names of all companies in such index upon request.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2005 Annual Meeting of the Stockholders of the Company must be received by the Corporate Secretary of the Company at the Company's principal executive offices on or before December 9, 2004, to be included in the Company's proxy material related to the meeting.

                                  OTHER MATTERS

     The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

                                                         HEARTLAND EXPRESS, INC.

                                                         Russell A. Gerdin
                                                         Chairman of the Board

April 2, 2004

                                   APPENDIX A

Heartland Express, Inc. Audit Committee Charter

Purpose

     The purposes of Board of Directors Audit Committee are to manage the Company's relationship with its independent public accounting firm and to represent the Board in its oversight of the Company's accounting and financial reporting processes and audits of the Company's financial statements. Management is responsible for (a) the preparation, presentation and integrity of the Company's financial statements; (b) accounting and financial reporting principles; and (c) establishing, implementing, and maintaining the Company's internal controls and procedures designed to promote compliance with accounting standards and applicable laws and regulations. The Company's independent public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

Membership

     The Audit Committee shall consist of not less than three members who shall be appointed by the Board of Directors. Each member shall be an independent director as defined under listing standards of The NASDAQ Stock Market, Inc. and applicable laws and regulations. In addition each member shall satisfy the independence and other requirements for audit committee membership under Securities and Exchange Commission regulations.

Responsibilities and Authority

o The appointment, compensation, retention and oversight of the work (including resolution of disagreements between management and the independent public accountants regarding financial reporting) of any independent public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Any such independent auditing firm shall report directly to the Audit Committee.

o Obtain and review a written statement from the Company's independent public accounting firm delineating all relationships between the firm and the Company, consistent with Independence Standards Board Standard 1. The Audit Committee shall actively engage in a dialogue with the independent public accountants with respect to any disclosed relationships or services that may impact their objectivity and independence, and take action to oversee the independence of the Company's independent public accounting firm.

o Obtain and review annually a report by the Company's independent public accounting firm describing the firm's internal quality control procedures and any issues raised by the most recent internal quality control review, peer review, or regulatory inquiry within the preceding five years.

o Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

o Shall have the authority to engage independent legal, accounting and other advisors, as it determines necessary to carry out its duties. The Audit Committee shall have sole authority to approve related fees and retention terms.

o Shall be entitled to appropriate funding, as determined by the Audit Committee, from the Company for payment of: (a) compensation to any independent public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (b) compensation to any advisers engaged by the Audit Committee pursuant to the authority set forth above; and (c) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

o    Review and reassess the adequacy of this charter on an annual basis.

o Issue the report of the Committee required by the rules of the Securities and Exchange Commission to be included in the annual proxy statement.

o Establish policies and procedures for the review and pre-approval by the Committee of audit and permissible non-audit services, including fees and terms, to be performed by the Company's independent public accounting firm.

o Establish policies for the Company's hiring of employees and former employees of the Company's independent public accounting firm.

o Unless another independent committee of the Board has been specifically created for such purpose, the Audit Committee shall review and approve in advance all transactions that the Company enters into with related parties that would require disclosure under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission.


     In addition, in connection with its oversight of the Company's accounting and financial reporting processes and audits of the Company's financial statements, the Audit Committee shall, as appropriate:

o    Consult with the Company's  independent  public  accounting firm regarding:
     (a) its audit plans and procedures, including scope, fees and timing of the audit; (b) the results of the annual audit along with any accompanying management suggestions; and (c) the results of its procedures with respect to interim periods;

o Review and discuss with the independent public accountants all material accounting issues, including alternative accounting treatments within GAAP, which have been discussed with management or may have a significant impact on the Company;

o Review with the Company's independent public accounting firm its judgment as to the quality and appropriateness of the Company's accounting principles and the adequacy of the Company's financial statement disclosures;

o Discuss with management and the independent public accountants quarterly earnings press releases, quarterly financial statements, and the annual financial statements prior to filing, including Managements' Discussion and Analysis of Financial Condition and Results of Operations;

o Review and discuss with management and the independent public accountants the adequacy and the effectiveness of the Company's internal controls, including any significant deficiencies and significant changes in internal controls reported to the Committee by the independent public accountants or management, and the adequacy and effectiveness of the Company's disclosure controls and procedures;

o Review and discuss with management the Company's major financial risk exposures and the steps management had taken to monitor and control such exposures;

o Review the effectiveness of the Company's system for monitoring compliance with laws, regulations and the Company's business conduct policies and the results of management's investigation and follow-up on any fraudulent acts or accounting irregularities;

o Obtain periodic reports from management regarding legal and regulatory compliance; and

o Review with the Company's outside counsel legal matters that may have a material impact on the consolidated financial statements and any material reports or inquiries received from regulators or governmental agencies regarding financial reporting compliance.

     When appropriate, the Audit Committee may designate one or more of its members to perform certain of its duties on its behalf, subject to such reporting to or ratification by the Committee as the Committee shall direct.

     The Audit Committee shall meet at such times and places as the Audit Committee shall determine. The Audit Committee shall meet in executive session with the independent public accountants and management periodically. The Chairman of the Audit Committee shall report on the Audit Committee activities to the full Board.

                                 END OF REPORT